Spherix Announces Reverse Stock Split Effective May 6, 2011

BETHESDA, Md., May 6, 2011 /PRNewswire/ -- Spherix Incorporated (NASDAQ: SPEX), an innovator in biotechnology for therapy in diabetes, metabolic syndrome and atherosclerosis; and providers of technical and regulatory consulting services to food, supplement, biotechnology and pharmaceutical companies, today announced that it has filed a Certificate of Amendment to its Certificate of Incorporation, as amended, to effect a 1-for-10 reverse stock split of its common stock that will become effective at end of business today. The reverse stock split-adjusted shares of the Company's common stock will begin trading at the start of NASDAQ trading on May 9, 2011. The Company's shares will continue to trade on The NASDAQ Capital Market under the symbol "SPEX", with the fifth character "D" added to the end of the trading symbol for a period of 20 trading days to indicate the reverse stock split has occurred. Thereafter, the Company's symbol will revert to its original symbol "SPEX". A new CUSIP number has been assigned to Spherix' common stock after the reverse stock split becomes effective.

The 1-for-10 reverse stock split will automatically convert all shares of the Company's common stock issued and outstanding to one new share of common stock, par value $0.01 per share. The reverse stock split, which was approved by the Company's shareholders in November 2009, will reduce the number of shares of the Company's outstanding common stock from approximately 25.6 million, as of the filing date of the Company's most recent Annual Report on Form 10-K, to approximately 2.56 million.

American Stock Transfer & Trust Company, LLC, the transfer agent for the Company, will act as Exchange Agent for the exchange. Stockholders will receive the forms and notices to exchange their existing shares of the Company's common stock for new shares from the Exchange Agent or their broker. Any fractional shares resulting from the reverse stock split will receive a cash payment in lieu of the fractional shares based on the closing price of the stock on May 6, 2011. Further information on the logistics regarding the reverse split can be obtained by contacting American Stock Transfer & Trust Company's shareholder services department at 877 248-6417 or 718 921-8317.

The purpose of the reverse stock split is to raise the per share trading price of the Company's common stock to better enable the Company to maintain the listing of its common stock on The NASDAQ Capital Market ("NASDAQ"). As previously announced, in order to maintain the Company's listing on NASDAQ, on or before May 23, 2011, the Company's common stock must have a closing bid price of $1.00 or more for a minimum of 10 prior consecutive trading days. If the Company is unable to meet this requirement, the NASDAQ Listing Qualifications Panel will issue a final determination to delist and suspend trading of the Company's common stock. There can be no assurance that the reverse stock split will have the desired effect of raising the closing bid price of the Company's common stock prior to May 23, 2011, to meet this requirement.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company under the name Biospherics Research. The Company now leverages its scientific and technical expertise and experience through its two subsidiaries -- Biospherics Incorporated and Spherix Consulting, Inc. Biospherics is dedicated to development of D-tagatose and recently completed a Phase 3 clinical trial to study the use of D-tagatose as a treatment for Type 2 diabetes. Biospherics is actively seeking a pharma partner to continue the diabetes development while exploring D-tagatose as a potential treatment for high triglycerides, a risk factor for atherosclerosis, myocardial infarction, and stroke. Spherix's Consulting subsidiary provides scientific and strategic support for suppliers, manufacturers, distributors and retailers of conventional foods, biotechnology-derived foods, medical foods, infant formulas, food ingredients, dietary supplements, food contact substances, pharmaceuticals, medical devices, consumer products and industrial chemicals and pesticides. For more information, please visit www.spherix.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of D-tagatose, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our continuing efforts to develop D-tagatose may be unsuccessful, our common stock could be delisted from the Nasdaq Capital Market, and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our current report on Form 8-K filed on October 10, 2007. Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

CONTACT: Investor Relations, +1-301-897-2564, info@spherix.com